Exhibit 10.11.1

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Execution Version

Amendment to the

Field-Of-Use Non-Exclusive License Agreement

for Yeast-Based Delivery Vehicles

Between

Washington Research Foundation

and

GlobeImmune, Inc.

This Amendment to Field-Of-Use Non-Exclusive License Agreement For Yeast-Based Delivery Vehicles Between Washington Research Foundation and GlobeImmune, Inc. (the “Amendment”) is entered into by Washington Research Foundation (“WRF”), a non-profit Washington Corporation, having administrative offices at 2815 Eastlake Avenue East, Suite 300, Seattle, Washington U.S.A. 98102, and GlobeImmune, Inc. (“GLOBEIMMUNE”), a corporation organized under the laws of Delaware, having its principal office at 1450 Infinite Drive, Louisville, CO 80027, and is effective as of the day of the last of the PARTIES to sign (the “Amendment Date”).

WHEREAS, WRF and GLOBEIMMUNE are PARTIES to a Field-Of-Use Non-Exclusive License Agreement For Yeast-Based Delivery Vehicles Between Washington Research Foundation and GlobeImmune, Inc. (“AGREEMENT”), effective November 24, 2003, pertaining to recombinant yeast expression technology;

WHEREAS, GLOBEIMMUNE has requested an amendment to the AGREEMENT to (a) allow for SUBLICENSEES to have a right to grant sublicense rights under the PATENT RIGHTS, and (b) allow for SUBLICENSEES to maintain rights to the TECHNOLOGY and PATENT RIGHTS in the event of the termination of the AGREEMENT due to a breach of the AGREEMENT by GLOBEIMMUNE; and

WHEREAS, WRF is willing to make such rights available to SUBLICENSEES.

NOW, THEREFORE, the PARTIES agree to amend the AGREEMENT as follows.

Amendment

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the PARTIES agree as follows:

Capitalized terms used herein but not defined herein shall have the definitions set forth in the AGREEMENT.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Paragraph 1.2 of the AGREEMENT will be deleted and replaced in its entirety with the following:

“AFFILIATE” shall mean (i) any corporation or other business entity of which fifty percent (50%) or more of the equity or other ownership interests representing the equity, the voting stock or general partnership interest are owned, controlled or held, directly or indirectly, by GLOBEIMMUNE or a SUBLICENSEE, as applicable; or (ii) any corporation, firm, partnership or other entity, whether de jure or de facto, which directly or indirectly owns, controls or holds fifty percent (50%) (or such lesser percentage that is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) or more of the equity or profits, the voting stock or the general partnership interest, of GLOBEIMMUNE or a SUBLICENSEE, as applicable; or (iii) any corporation or other business entity of which fifty percent (50%) or more of the equity or other ownership interests representing the equity, the voting stock or general partnership interest are owned, controlled or held, directly or indirectly, by a corporation or other business entity described in (i) or (ii), and any person, firm, partnership, corporation or other entity, including joint ventures or joint businesses, actually controlled by, controlling or under common control with GLOBEIMMUNE or a SUBLICENSEE, as applicable.

Paragraph 1.8 of the AGREEMENT will be deleted and replaced in its entirety with the following:

“SUBLICENSE” shall mean any agreement which includes the present, future, or contingent transfer to a THIRD PARTY by GLOBEIMMUNE or a SUBLICENSEE under this AGREEMENT of a right under the PATENT RIGHTS in the FIELD OF USE to make, have made, use, offer for sale, sell, have sold, import, or otherwise distribute LICENSED PRODUCT. A SALE is not a SUBLICENSE.

The second sentence of Paragraph 2.3 of the AGREEMENT will be deleted and replaced in its entirety with the following:

SUBLICENSEES shall have the right to grant further SUBLICENSES under the PATENT RIGHTS in the FIELD OF USE.

The second sentence of Paragraph 3.7 of the AGREEMENT will be deleted and replaced in its entirety with the following:

NET SALES received by GLOBEIMMUNE, AFFILIATES or SUBLICENSEES in U.S. Dollars will not be the subject of currency conversion.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Paragraph 7.5 of the AGREEMENT will be deleted and replaced in its entirety with the following:

Failure of either PARTY to comply with any of the material obligations contained in this AGREEMENT shall entitle the other PARTY to give the breaching PARTY a notice specifying the nature of the breach claimed and the action required to correct the breach. If such breach is not corrected within [*] after the receipt of such notice, the notifying PARTY shall be entitled, without prejudice to any of its other rights conferred on it by this AGREEMENT, in addition to any other remedies available to it by law, to terminate this AGREEMENT by giving written notice to the breaching PARTY effective immediately upon receipt. In the event that WRF provides any notice of a breach and/or notice of a termination of this AGREEMENT under this Paragraph 7.5, WRF shall contemporaneously provide a copy of any such notice to any SUBLICENSEE of GLOBEIMMUNE at the address set forth in the applicable notice provision of the applicable SUBLICENSE.

Paragraph 7.7 of the AGREEMENT will be deleted and replaced in its entirety with the following:

Any SUBLICENSES entered into by GLOBEIMMUNE shall terminate on the termination of this AGREEMENT pursuant to Paragraph 7.3, 7.4 or 7.5. Notwithstanding the foregoing, upon termination of this AGREEMENT pursuant to Paragraph 7.3, 7.4 or 7.5, any SUBLICENSEE of GLOBEIMMUNE shall automatically become a direct licensee of WRF with respect to the rights sublicensed to the SUBLICENSEE by GLOBEIMMUNE from the effective date of such termination on the terms of this AGREEMENT with all instances of “GLOBEIMMUNE” in this AGREEMENT deemed to be such SUBLICENSEE with respect to the rights sublicensed to the SUBLICENSEE by GLOBEIMMUNE; provided that such SUBLICENSEE, as a condition of receiving such SUBLICENSE from GLOBEIMMUNE, (a) agrees to assume all of GLOBEIMMUNE’s future obligations with respect to the rights sublicensed to the SUBLICENSEE by GLOBEIMMUNE after becoming such direct licensee, to the extent relating to the activities of such SUBLICENSEE, (b) agrees to correct, and does correct, within ninety (90) days after becoming such direct licensee, any and all of GLOBEIMMUNE’s uncured breaches under Paragraphs 3.2 through 3.9 and uncured breaches with respect to financial reports under Paragraph 4.2 as of the effective date of such termination to the extent such breach resulted in such termination of this AGREEMENT and relates to the activities of such SUBLICENSEE, which correction shall include paying any and all such amounts owed under such paragraphs that GlobeImmune has not paid to WRF as of the effective date of such termination to the extent such breach resulted in such termination of this AGREEMENT and relates to the activities of such SUBLICENSEE, and (c) agrees to pay, and does pay, within ninety (90) days after receiving notice of such termination, any and all out-of-pocket costs and reasonable legal fees payable by GLOBEIMMUNE to WRF under Paragraph 18 to

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the extent that GLOBEIMMUNE has not paid such amount and to the extent such costs and fees were incurred in an arbitration or legal action under Paragraph 18 that resulted in such termination of this AGREEMENT and relates to the activities of such SUBLICENSEE; provided that such Sublicensee shall not be obligated to pay more than [*] in the aggregate under this Paragraph 7.7(c). For clarity, in the event of any failure of such SUBLICENSEE to comply with the foregoing proviso or upon SUBLICENSEE’s election not to take a direct license, including without limitation by failing to cure any such failure or default of GLOBEIMMUNE, such SUBLICENSEE shall not be deemed in breach of this AGREEMENT, and such SUBLICENSEE shall not have become a direct licensee of WRF in accordance with the foregoing sentence.

Paragraph 8.2 of the AGREEMENT will be deleted and replaced in its entirety with the following:

Upon the termination of this AGREEMENT, GLOBEIMMUNE shall inform WRF of the amount of LICENSED PRODUCTS manufactured, imported or inventoried by GLOBEIMMUNE, AFFILIATES and SUBLICENSEES on or before the termination date. With respect to such manufactured, imported or inventoried LICENSED PRODUCTS, GLOBEIMMUNE, AFFILIATES and SUBLICENSEES shall be permitted to make SALES after termination of this AGREEMENT and GLOBEIMMUNE shall pay WRF the earned royalty on these NET SALES, as required under Section 3.2. Notwithstanding the foregoing, if GLOBEIMMUNE does not pay any and all earned royalties payable pursuant to the foregoing sentence with respect to any such manufactured, imported or inventoried LICENSED PRODUCTS that are sold under a SUBLICENSE between GLOBEIMMUNE and a SUBLICENSEE, such SUBLICENSEE of GLOBEIMMUNE shall have the right to make SALES of LICENSED PRODUCTS pursuant to the foregoing sentence only if such SUBLICENSEE agrees to pay, and does pay, within [*] after receiving notice of GLOBEIMMUNE’s failure to pay any such earned royalties, any and all such earned royalties that GLOBEIMMUNE has not paid to WRF.

Paragraph 8.3 of the AGREEMENT will be deleted and replaced in its entirety with the following:

Only the following Articles shall survive termination of this AGREEMENT: 1, 3.2 (with respect to royalties accrued and unpaid as of termination of this AGREEMENT or due under Paragraph 8.2), 3.7, 3.8, 4, 5, 7.2, 7.7, 8, 10, 11, 14, 15, 16, 17, 18, 19, 20, and 21.

The last sentence of Paragraph 11.1 of the AGREEMENT will be deleted and replaced in its entirety with the following:

The use of the names Washington Research Foundation, WRF, University of Washington, or GENENTECH by GLOBEIMMUNE, AFFILIATES and SUBLICENSEES is expressly prohibited.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

The name and address line of Appendix B of the AGREEMENT will be deleted and replaced in its entirety with the following:

NAMES AND ADDRESS OF AFFILIATES AND SUBLICENSEES:

Except as expressly amended by this Amendment, all terms and conditions of the AGREEMENT remains in full force and effect.

In the event of any conflict between the terms of the Agreement and this Amendment, the terms of this Amendment shall govern.

[Signature Page Follows]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

In witness whereof, both WRF and GLOBEIMMUNE have executed this Amendment, in duplicate originals, by their respective officers hereunto duly authorized, on the day and year hereinafter written.

Washington Research Foundation		GlobeImmune, Inc.

By:	/s/ Beth G. Etscheid, Ph.D.	By:	/s/ Timothy C. Rodell, M.D.

Printed:	Beth G. Etscheid, Ph.D.	Printed:	Timothy C. Rodell, M.D.

Title:	Director of Licensing	Title:	President and CEO

Date:	May 4, 2009	Date:	May 5, 2009

[Signature Page to Amendment to Field-Of-Use Non-Exclusive License Agreement For

Yeast-Based Delivery Vehicles Between Washington Research Foundation and

GlobeImmune, Inc.]